                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 10.37

                              AMENDED AND RESTATED
                          NON-RECOURSE PROMISSORY NOTE

$ 19,900                                     REYKJAVIK, ICELAND, 29 JANUARY 1998

DATE: 1 October, 2000

      FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of deCODE genetics, Inc., a Delaware corporation (the "Company"), at the Company's principal office or at such other place as the Company may designate in writing, on 1 October, 2006, in lawful money of the United States of America and in immediately available funds, the total price of nineteenthousand and ninehundred Dollars ($19,900), together with interest, compounded annually, from January, 1998 through 1 October 2000, on the unpaid principal at the rate of 6% per annum. Interest shall not accrue following 1 October, 2000. Notwithstanding the foregoing, in the event that the undersigned's employment by or association with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination.

      This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

      The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Amended and Restated Early Exercise Stock Purchase Agreement and the Amended and Restated Pledge Agreement, each dated as of March 24, 1999 between the undersigned and the Company. The Company's recovery against the undersigned for failure to pay any amount owing hereunder when due shall be limited solely to the shares of Common Stock or other collateral of the undersigned pledged to the Company in the Amended and Restated Pledge Agreement. The undersigned shall not be liable or have any personal liability in any other respect for the payment of any amount due under this Note.

      The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

      The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

      This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

      This Amended and Restated Non-Recourse Promissory Note reflects amendments to the Amended and Restated Non-Recourse Promissory Note delivered to the Company by the undersigned on 29 January 1998 as amended as of March 24, 1999, which amendments were agreed upon between the Company and the undersigned as of 1 October, 2000 . It supersedes and replaces in all respects such prior Amended and Restated Non-Recourse Promissory Note.

Name (signature): /s/ Hakon Gudbjartsson
                  --------------------------------
Print name: Hakon Guobjartsson

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Promissory Note.

DECODE GENETICS, INC.

Name (signature): /s/ Kari Stefansson
                  --------------------------------
Print name: Kari Stefansson
Title: President and CEO

Witness: /s/ Tanya Zharov
         --------------------------------
         Tanya Zharov, Secretary